ARTHUR ANDERSEN LLP
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1998 included in Marriott International, Inc.'s (subsequently renamed "Sodexho Marriott Services, Inc.") Form 10-K for the year ended January 2, 1998 (File No. 1-12188) and to all references to our Firm included in such registration statement.


                                                /s/ Arthur Andersen LLP

Washington, D.C.
September 15, 1998